Exhibit 10.13

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of                 , 2023, by and between Mr. Le Hong Minh (“Founder”) and Mr. Vuong Quang Khai (“Co-Founder”).

WHEREAS, upon completion of the initial public offering by VNG Limited (“ListCo”) of its Class A ordinary shares on the Nasdaq Global Market in the United States (the “IPO”), Founder and Co-Founder will collectively hold all the then-outstanding Class B ordinary shares in ListCo, entitling Founder and Co-Founder to 51% of the voting power in ListCo and to nominate for appointment and/or removal all but one of the directors of ListCo (or all but two directors if the board of directors of ListCo comprises seven or more members).

WHEREAS, Founder and Co-Founder wish to agree to act as a “group” within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934 (the “Act”) with respect to the any Class B ordinary shares in ListCo which they hold from time to time, but only insofar as beneficial ownership reporting is applicable with respect to the Class B ordinary shares in ListCo under Section 13 or, as the case may be, Section 16 of the Act.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Founder and Co-Founder, intending to be legally bound, agree as follows:

1.	Agreement to Vote. Each of Founder and Co-Founder hereby irrevocably and unconditionally agrees that, with respect to all matters that are subject to the vote of the shareholders of ListCo:

(a)	he shall appear at each general meeting of shareholders, participate in each poll and otherwise cause his Class B ordinary shares in ListCo to be counted as present for purposes of forming a quorum;

(b)

he shall vote (or cause to be voted), in person or by proxy, his Class B ordinary shares in ListCo in such way that Founder and Co-Founder vote their Class B ordinary shares in the same manner on all matters in which they are entitled to vote; and

(c)

if Founder and Co-Founder disagree over how to vote their respective Class B ordinary shares, Founder shall determine the way in which all of the Class B ordinary shares shall be voted, and Co-Founder shall vote (or cause to be voted), in person or by proxy, his Class B ordinary shares in ListCo in accordance with Founder’s direction.

2.

Agreement to Act as a Group. If the Class B ordinary shares in Listco shall ever become a class of voting equity securities registered under the Act or otherwise become subject to beneficial ownership reporting under Section 13 or, as the case may be, Section 16 of the Act, Founder and Co-Founder agree to act as a “group” within the meaning of Section 13(d)(3) of the Act for the purposes of such reporting.

3.

No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

4.

Force and effect; Amendment. This Agreement shall enter into force immediately upon completion of the IPO and will continue until the date on which either Founder or Co-Founder ceases to hold any Class B Ordinary Shares in ListCo for any reason. This Agreement may be amended or terminated only by an instrument in writing signed by Founder and Co-Founder.

5.

Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state. The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the United States District Court for the Southern District of New York, that specific performance will be available as a remedy to the parties, and that process in any such suit, action or proceeding may be served upon Founder and Co-Founder anywhere in the world, whether within or without the jurisdiction of such court.

6.

Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the matters contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

[The remainder of this page has been intentionally left blank. Signature page follows.]

Founder

Le Hong Minh

Co-Founder

Vuong Quang Khai

[Voting Agreement signature page]

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